CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated July 1, 2019, on the financial statements of Variant Alternative Income Fund for the period from October 1, 2018 (commencement of operations) to April 30, 2019 included in this Registration Statement on Form N-1A, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen & Company, Ltd.

Chicago, Illinois

October 30, 2019